Exhibit 10.1

EXECUTION COPY

AMENDMENT NUMBER TEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of November 20, 2012,

among

PENNYMAC CORP.

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER TEN (this “Amendment Number Ten”) is made this 25th day of August, 2017, among PENNYMAC CORP., a Delaware corporation, as seller, PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” and together with PennyMac Corp., a “Seller” and jointly and severally, the “Sellers”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of November 20, 2012, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Buyer and Agent have agreed to amend the Agreement, subject to the terms hereof, to extend the Termination Date thereunder and to make certain additional modifications thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.  Amendments.  Effective as of August 25, 2017 (the “Amendment Effective Date”),

(a)the defined term “Termination Date” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean August 24, 2018 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)the defined term “Committed Amount” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Committed Amount” shall mean $250,000,000.

(c)the defined term ““Uncommitted Amount” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Uncommitted Amount” shall mean $250,000,000.

(d)Section 7.16 of the Agreement is hereby amended to read in its entirety as follows:

7.16Maintenance of Profitability.  The Guarantor shall not permit Net Income (before income taxes), generated over a consecutive three month period, measured on the last day of each fiscal quarter, to be less than $1.00 for two (2) or more consecutive fiscal quarters.

Section 2.  Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 3.  Effectiveness.  This Amendment Number Ten shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Ten to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 4.  Fees and Expenses.  Sellers agree to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Ten (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

Section 5.  Representations.  Each Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Ten, such Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

Section 6.  Binding Effect; Governing Law.  This Amendment Number Ten shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER TEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7.  Counterparts.  This Amendment Number Ten may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 8.  Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Ten need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

Exhibit 10.1

EXECUTION COPY

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Ten to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.

(Seller)

By:  /s/ Andrew S. Chang

Name:  Andrew S. Chang

Title:  Senior Managing Director

and Chief Financial Officer

PENNYMAC OPERATING PARTNERSHIP, L.P. (Seller)

By:  PennyMac GP OP, Inc., its General Partner

By:  /s/ Andrew S. Chang

Name:  Andrew S. Chang

Title:  Senior Managing Director

and Chief Financial Officer

Address for Notices:

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

MORGAN STANLEY BANK, N.A.

(Buyer)

By:  /s/ Sajid Zaidi

Name: Sajid Zaidi

Title: Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

(Agent)

By:  /s/ Christopher Schmidt

Name: Christopher Schmidt

Title: Vice President